UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 2, 2006

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3.02 and 5.03                                            Unregistered Sale of Equity Securities and Amendments to Articles of Incorporation or Bylaws; Change of Year

Issuance of Series D-15 6.875% Preferred Units of Vornado Realty L.P.

On May 2, 2006, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), through which Vornado Realty Trust (the “Company”) conducts its business, sold 1,400,000 Series D-15 6.875% Preferred Units of limited partnership interest (the “Series D-15 Preferred Units”) to an institutional investor in a private placement exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder at a price of $25.00 per Series D-15 Preferred Unit. In connection with that sale, the Company, as the General Partner of the Operating Partnership, amended the agreement of limited partnership of the Operating Partnership to designate and authorize the issuance of up to 1,400,000 Series D-15 Preferred Units. A copy of that amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

3.1                                 Thirty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P. (Registrant)

By:	VORNADO REALTY TRUST,

Sole General Partner

By:	/s/ Joseph Macnow
	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: May 3, 2006

EXHIBIT INDEX

3.1                                 Thirty-Fourth Amendment to Second Amended and Restated Agreement of Limited Partnership.